UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________________
FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 10, 2011
____________________________________________________________________

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
____________________________________________________________________

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2011, Boyd Gaming Corporation (the “Company”), filed a Current Report on Form 8-K (the “November 3 Form 8-K”) disclosing that it entered into a Lender Joinder Agreement (the “Lender Joinder Agreement”), dated as of November 2, 2011, among the Company, Bank of America, N.A. (“Bank of America”), as the Administrative Agent, and Bank of America, as the Increasing Lender, providing for, among other things, the Increased Term Loan. The November 3, 2011 Form 8-K also disclosed that the funding of the Increased Term Loan was to occur on November 10, 2011, subject to the satisfaction of certain conditions set forth in the Lender Joinder Agreement, and that the proceeds from the Increased Term Loan, together with other borrowings under the Credit Agreement, would be used to repay in full the Company's outstanding Class B Revolving Loans under the Credit Agreement.

On November 10, 2011, the Increased Term Loan was funded and the Company, pursuant to the terms of the conditional Notice of Termination of the Class B Revolving Loan Commitments previously delivered to the Administrative Agent by the Company in conjunction with the Lender Joinder Agreement, repaid in full the outstanding balance of the Class B Revolving Loans under the Credit Agreement and terminated all of the Class B Revolving Loan Commitments.

The description of the Lender Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Lender Joinder Agreement, which was filed as Exhibit 4.1 to the November 3 Form 8-K and is incorporated herein by reference.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms and set forth in the November 3 Form 8-K.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	Boyd Gaming Corporation
/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer